UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2020

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, Domino’s Pizza, Inc. (the “Company”) appointed Stuart A. Levy, who has served as the Company’s Executive Vice President, Supply Chain Services since January 2019, as the Company’s Executive Vice President and Chief Financial Officer, effective as of August 20, 2020 (the “Effective Date”). Mr. Levy will succeed Jeffrey D. Lawrence, who previously announced his intention to retire from the Company and who will remain as the Company’s Executive Vice President and Chief Financial Officer until the Effective Date. Mr. Levy will be the principal financial officer of the Company, effective as of the time of his appointment as Executive Vice President and Chief Financial Officer. Steven J. Goda, the Company’s Vice President—Chief Accounting Officer and Treasurer, will continue to serve as the Company’s principal accounting officer.

Prior to joining the Company in January 2019, Mr. Levy served as Executive Vice President, Chief Transformation Officer for Republic Services, Inc. since 2015. Prior to joining Republic Services, Mr. Levy spent 13 years with Bain & Company and served as a partner from 2008 to 2014. He holds a degree in Mechanical Engineering and Materials Science and a Master of Business Administration degree from Duke University.

In connection with his appointment, the Company entered into an amended and restated employment agreement with Mr. Levy effective as of the Effective Date (the “Employment Agreement”), setting forth the terms of his employment, including:

•	annual base salary of $475,000;

•	target annual performance incentive award of 100% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan; and

•	target annual equity incentive award of 100% of his base salary under the terms and conditions of the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, as amended (the “EIP”).

If Mr. Levy is terminated by the Company without cause or terminates his employment with the Company for good reason, he will be entitled to severance in the amount of his then-current annual base salary for twelve months. In addition, on the Effective Date, Mr. Levy received an equity grant with a grant date value of $30,000 consisting of (i) a stock option grant with a grant date value of $15,000, and (ii) a performance share award with a grant date value of $15,000, under the terms and conditions of the EIP. This grant was intended to bring the grant date value of equity awards made to Mr. Levy during the current fiscal year to a value equal to approximately 100% of his annual base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 6, 2020.

In connection with Mr. Levy’s appointment as the Company’s Executive Vice President and Chief Financial Officer, the Company appointed Cynthia A. Headen as the Company’s Executive Vice President, Supply Chain Services, effective as of the Effective Date. Ms. Headen joined the Company in 2015 as Vice President of Procurement and Product Management and in 2018 was promoted to Senior Vice President of Global Procurement and Supply Chain Operations. Prior to joining the Company, Ms. Headen spent nearly 15 years with PepsiCo USA, where she was responsible for global procurement. Ms. Headen holds a degree in Metallurgical Engineering from Lehigh University.

Item 7.01	Other Events.

On August 6, 2020, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference The information in this Item 7.01 of Form 8-K and the Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Domino’s Pizza, Inc. press release, dated August 6, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: August 6, 2020	/s/ Kevin S. Morris
Kevin S. Morris Executive Vice President, General Counsel and Corporate Secretary